EX-99.B-77I

SUB-ITEM 77I: Terms of new and amended securities.

IVY FUNDS

Appendix A to the Multiple Class Plan for Ivy Funds amended and effective February 26, 2013, was filed with the Securities and Exchange Commission by EDGAR on March 5, 2013 in Post-Effective Amendment No. 82 to the Registration Statement on
Form N-1A, and is incorporated by reference herein.

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